Exhibit (j)(2)
CONSENT OF INDEPENDENT AUDITORS
We consent to the inclusion in Post-Effective Amendment No. 180 to the Registration Statement on Form N-1A for Janus Investment Fund (1933 Act File No. 002-34393) of our report dated February 28, 2012, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., as Exhibit (k)(2), which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
New York, NY
November 12, 2012